System Voice Mail Message - Annual Meeting Reminder
  Monday, May 12, 1997


     Attention McDonald's shareholders! Tune in to MCN for the 1997 Annual Shareholders' Meeting. Join Mike Quinlan, Jack Greenberg, Ed Rensi, Jim Cantalupo and Mike Conley as they discuss Brand McDonald's and plans to grow our worldwide business. This special live broadcast will air on MCN at 2:30 p.m. central time on Thursday, May
     22. Tune in earlier at 2:15 p.m. and you'll see some of our most memorable commercials.

     On a final note, each year shareholders have a special opportunity to communicate with top management through the proxy voting process. Please be sure to vote your proxy in time for the Meeting -- your vote is important.





  System Voice Mail Message - Annual Meeting Reminder
  Friday, May 16, 1997


     Employee shareholders are encouraged to view and participate in McDonald's Annual Shareholders' Meeting on Thursday, May 22, from 2:30 to 4:00 p.m. at Hamburger University. Management will discuss Brand McDonald's and our plans to grow our worldwide business, and answer shareholders' questions.

     Due to limited parking, employees should walk or take the buses which will leave the Plaza, Campus Office Building, 711 Jorie and 800 Commerce beginning at 1:30 p.m. The Meeting will also be broadcast live via MCN at 2:30 p.m. Tune in earlier at 2:15 p.m. and you'll see some of our most memorable commercials.

     On a final note, each year shareholders have a special opportunity to communicate with top management through the proxy voting process. Please be sure to vote your proxy in time for the Meeting -- your vote is important.





  System Voice Mail Messages - Proxy Voting Reminders


  Message #1:
  Monday, May 5, 1997

  Attention McDonald's Shareholders! Each year shareholders have a special opportunity to communicate with top management through the proxy voting process. You should have received, or will shortly be receiving a proxy card and proxy statement in the mail. Please review the material and exercise your right to vote. This year, you can vote your proxy by calling the toll-free phone number or accessing the Internet voting website indicated on your proxy card; depositing it in the ballot boxes located in your building; or you can fax both sides of your signed proxy card to the independent inspectors of election at 908-417-2916. If you did not receive a proxy card or need a duplicate card for any reason, please call the Investor Relations Service Center at extension 7428 and press zero to speak with a representative.

  Remember, as a shareholder, your vote is important. Thank you for your participation.

  Message #2:
  Monday, May 12, 1997

  Attention McDonald's Shareholders! Don't delay, vote your proxy in time for the Annual Shareholders' Meeting to be held on Thursday, May 22. Every McDonald's shareholder should have received a proxy card and proxy statement. If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at extension 7428 and press zero to speak with a representative. If you have not yet voted your proxy, please do so by calling the toll-free phone number or accessing the Internet voting website indicated on your proxy card; depositing it in the ballot boxes located in your building; or you can fax both sides of your signed proxy card to the independent inspectors of election at 908-417-2916.

  Remember, as a shareholder, your vote is important. Thank you for your participation.





  Messenger Express Article -- Proxy Voting Reminder
  Monday, May 12, 1997


  McDONALD'S SHAREHOLDERS -- REMEMBER TO VOTE!

  Each year shareholders have a special opportunity to communicate with top management through the proxy voting process. This year's annual meeting will be held at 2:30 p.m. on Thursday, May 22. At the meeting, shareholders will elect 5 director nominees to the Board.

  Don't delay. Vote your proxy in time for the Meeting. Every McDonald's shareholder should have received a proxy card and proxy statement. Please review the material and exercise your right to vote by:

  -  calling the toll-free phone number indicated on your proxy card,
  -  mailing your signed proxy card in the envelope provided,
  -  voting via the Internet at http://www.vote-by-net.com,
  - dropping your signed proxy card in the ballot boxes located in each home office building,
  - faxing both sides of your signed proxy card to the independent inspectors of election at 908-417-2916.

  If you did not receive a proxy card or need a duplicate card, please call the Investor Relations Service Center at x7428 and press zero to speak with a representative.

  Whether you own one share or a thousand shares your vote makes a difference. Thank you for your participation.





  Messenger Express Article -- Annual Meeting
  Monday, May 19, 1997


  COME TO THE ANNUAL MEETING

  Employee shareholders are encouraged to view and participate in McDonald's 1997 Annual Shareholders' Meeting this Thursday, from 2:30 to 4:00 p.m. at Hamburger University. Management will discuss Brand McDonald's and plans to grow McDonald's worldwide business, and answer shareholders' questions.

  Due to space limitations, only officers and non-employee shareholders may attend the meeting at the Lodge. Employees should plan to walk or take the buses to H.U. The meeting will also be broadcast live via MCN at 2:30 p.m. Tune in earlier at 2:15 p.m. and you'll see some of our most memorable commercials.

  On a final note, each year shareholders have a special opportunity to communicate with top management through the proxy voting process. Please be sure to vote your proxy in time for the Meeting -- your vote is important. If you need a duplicate card, please call the Investor Relations Service Center at extension 7428 and press zero to speak with a representative.

  Thank you for your participation.





  MCN Broadcast -- Proxy Voting Reminder
  Monday, May 12, 1997


     McDonald's shareholders -- remember to vote!

     Each year shareholders have a special opportunity to communicate with top management through the proxy voting process. This year's annual meeting will be held at 2:30 p.m. on Thursday, May 22. At the meeting, shareholders will elect 5 director nominees to the Board.

     There is still time to vote if you have your proxy card. You can vote by calling the toll-free phone number or accessing the Internet voting website indicated on your proxy card, mailing your card in the envelope provided, or you can fax both sides of your signed proxy card to the independent inspectors of election at 908-417-2916.

  Whether you own one share or a thousand shares your vote makes a difference.